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                                                                    EXHIBIT 99.1



May 30, 2003

Mr. Jakes Jordaan
Chairman of the Board
The UniMark Group, Inc.
124 McMakin Road
Bartonville, Texas 76226

Dear Jakes:

With this letter, I am submitting my resignation to the Board of UniMark, effective immediately. As you know, with the career change, new commitments have come up that make it impossible for me to continue my involvement with The UniMark Group.

Please thank the rest of the Board for the opportunity to serve.

Regards,

/s/ Emilio Castillo

Emilio Castillo